Exhibit 99


                 Sypris Reports First Quarter Results

                 Electronics Group Posts Strong Orders


    LOUISVILLE, Ky.--(BUSINESS WIRE)--April 26, 2007--Sypris Solutions, Inc. (Nasdaq/NM: SYPR) today reported revenue of $111.4 million for the first quarter compared to $130.0 million for the prior year period. The Company reported a net loss of $0.2 million, or $0.01 per diluted share for the first quarter compared to net income of $0.9 million or $0.05 per diluted share for the prior year period.

    "The Company's financial results exceeded our expectations for the first quarter of 2007," said Jeffrey T. Gill, president and chief executive officer. "The cyclical downturn in demand for commercial vehicles impacted the Company's top line, but the implementation of cost containment measures, combined with better pricing, and higher than forecasted sales from our Industrial and Test & Measurement businesses, improved our gross margin rate despite the lower volumes."

    Gill continued, "We expect revenue to decline further during the second quarter of this year in line with the cycle for commercial vehicle production, while the 34% increase in orders for our Electronics Group during the period provides the Company with important momentum moving into the second half of the year. In addition, Sypris Electronics announced the award of a multi-year, $400 million IDIQ contract from the Department of Defense during the quarter. This contract, which will serve as the platform for the purchase of digital cryptographic security equipment from Sypris and one other vendor, is expected to contribute to the Company's financial results as early as the third quarter of 2007."

    The Industrial Group

    Revenue for our Industrial Group was $79.1 million in the first quarter compared to $92.5 million for the prior year period. Gross profit for the quarter was $5.3 million compared to $6.0 million for the prior year period and increased 155% sequentially from the fourth quarter of last year. Volumes in the Heavy and Light vehicle markets exceeded our expectation while our energy-related products continued to experience strong demand. Improved pricing also contributed to a stronger performance.

    The Electronics Group

    Revenue for our Electronics Group was $32.3 million in the first quarter compared to $37.5 million in the prior year period, but increased $3.4 million sequentially from the fourth quarter of last year. Gross profit for the quarter was $6.7 million, which was consistent with the prior year period. Net orders increased 34% to $41.2 million for the quarter when compared to prior year period. Strong bookings were realized from the EMS, data recorder and calibration businesses. As a result, backlog for the Electronics Group rose by $9.0 million or 9% sequentially from fourth quarter of last year.

    Revenue for the Aerospace & Defense segment was $19.7 million compared to $26.0 million for the prior year period. Revenue for the Test & Measurement segment was $12.6 million compared to $11.5 million for the prior year period. Gross profit for the Aerospace & Defense segment was $3.2 million compared to $4.0 million for the prior year period. Gross profit for the Test & Measurement segment increased 30% to $3.5 million from $2.7 million in the prior year period.

    Outlook

    Gill added, "As a result of the Company's performance during the first quarter, we have revised our guidance upward for the full year. This latest outlook largely recognizes the upside from the first quarter, but does not assume a change in our outlook for the balance of the year at this time. Consequently, revenue for 2007 is now forecast to be in the range of $420 to $430 million, up from the previous guidance of $410 to $420 million, while the outlook for earnings for the full year has improved to a loss of $0.30 to $0.35 per diluted share compared to previous guidance of $0.40 to $0.45 loss per diluted share. We continue to expect free cash flow to be positive, although we have adjusted our expectations to be in the range of $10.0 to $15.0 million, as a result of necessary working capital investments related to the previously announced restructuring program in our Industrial Group.

    "Looking forward to the second quarter of 2007, we expect revenue to be in the range of $100 to $105 million compared to $132 million for the prior year period. Losses for the second quarter are forecast to be in the range of $0.11 to $0.13 per diluted share compared to $0.02 per diluted share for the prior year period."

    Sypris Solutions is a diversified provider of technology-based outsourced services and specialty products. The Company performs a wide range of manufacturing and technical services, typically under multi-year, sole-source contracts with major corporations and government agencies in the markets for aerospace and defense electronics, truck components and assemblies, and test and measurement services. For more information about Sypris Solutions, visit its Web site at www.sypris.com.

    Each "forward-looking statement" herein is subject to serious risks and should not be relied upon, as detailed in our most recent Form 10-K and subsequent SEC filings. Briefly, such risks also include: cost and availability of raw materials such as steel, components, freight, natural gas or utilities; cost and inefficiencies associated with increasing our manufacturing capacity and launching new programs; stability and predictability of our costs and margins or our customers' forecasts, financial conditions (including bankruptcies or other restructurings), late payments, low-margin product mix, market shares, changing product requirements or scheduling demands; costs associated with breakdowns or repairs of machinery and equipment; growth beyond our productive capacity, cyclical or other downturns, adverse impacts of new technologies or other competitive pressures which erode our margins; cost, efficiency and yield of our operations including capital investments, working capital, scrap rates, cycle times, injuries, self-insured risks, wages, freight, production schedules, overtime costs, expediting costs or scrap rates; failure to make strategic acquisitions or to integrate and improve results of acquired businesses or to identify and adequately insure environmental or other risks in due diligence; inventory valuation risks due to obsolescence, shrinkage, price, overstocking or underbilling; changes in government funded or other customer programs (including the failure to appropriate funds for IDIQ contracts); reliance on major customers or suppliers; revised contract prices or estimates of major contract costs; dependence on, recruitment or retention of management or other key employees; union negotiations; pension valuation, health care or other benefit costs; labor relations; strikes; risks of foreign operations; currency exchange rates; costs and supply of debt, equity capital, or insurance due to poor operating or financial results, new business risks, credit ratings, debt covenants (including those regarding our creditors' secured interests), contract claims, insurance conditions or regulatory developments; impairments or write-offs of goodwill or fixed assets; changes in licenses, security clearances, or other legal rights to operate, manage our work force or import and export as needed; completion of the internal control assessment process; costs of compliance with auditing, regulatory or contractual obligations; regulatory actions or sanctions; contract terminations or other disputes or litigation, involving customer, supplier, creditor, stockholder, product liability, environmental or asbestos-related claims; war, terrorism or political uncertainty; unanticipated or uninsured disasters, losses or business risks; inaccurate data about markets, customers or business conditions; or unknown risks and uncertainties.




                        SYPRIS SOLUTIONS, INC.
                         Financial Highlights
               (In thousands, except per share amounts)

                                                  Three Months Ended
                                                 ---------------------



                                                  April 1,   March 31,
                                                     2007       2006
                                                 ---------------------
                                                      (Unaudited)
Revenue                                            $111,439  $129,997
Net (loss) income                                     $(245)     $857
(Loss) income per common share:
 Basic                                               $(0.01)    $0.05
 Diluted                                             $(0.01)    $0.05
Weighted average shares outstanding:
 Basic                                               18,107    18,042
 Diluted                                             18,107    18,289




                        Sypris Solutions, Inc.
                Consolidated Statements of Operations
              (in thousands, except for per share data)

                                                   Three Months Ended
                                                   -------------------

                                                   April 1,  March 31,
                                                    2007      2006
                                                   -------- ----------
                                                       (Unaudited)
Net revenue:
 Industrial Group                                  $79,119    $92,499
     Aerospace & Defense                            19,671     26,011
     Test & Measurement                             12,649     11,487
                                                   -------- ----------
Electronics Group                                   32,320     37,498
                                                   -------- ----------
     Total net revenue                             111,439    129,997
Cost of sales:
 Industrial Group                                   73,799     86,550
     Aerospace & Defense                            16,516     22,056
     Test & Measurement                              9,117      8,772
                                                   -------- ----------
Electronics Group                                   25,633     30,828
                                                   -------- ----------
     Total cost of sales                            99,432    117,378
Gross profit:
 Industrial Group                                    5,320      5,949
     Aerospace & Defense                             3,155      3,955
     Test & Measurement                              3,532      2,716
                                                   -------- ----------
Electronics Group                                    6,687      6,670
                                                   -------- ----------
     Total gross profit                             12,007     12,619
Selling, general and administrative                 10,902      9,919
Research and development                               679        334
Amortization of intangible assets                      164        159
                                                   -------- ----------
     Operating income                                  262      2,207
Interest expense, net                                  719      1,159
Other income, net                                      (20)      (250)
                                                   -------- ----------
     (Loss) income before income taxes                (437)     1,298
Income tax (benefit) expense                          (192)       441
                                                   -------- ----------
     Net (loss) income                               $(245)      $857
                                                   ======== ==========
(Loss) earnings per common share:
     Basic                                          $(0.01)     $0.05
     Diluted                                        $(0.01)     $0.05
Dividends declared per common share                  $0.03      $0.03
Weighted average shares outstanding:
     Basic                                          18,107     18,042
     Diluted                                        18,107     18,289




                        Sypris Solutions, Inc.
                     Consolidated Balance Sheets
                (in thousands, except for share data)

                                               April 1,   December 31,
                                                 2007        2006
                                              ----------- ------------
                                              (Unaudited)    (Note)
                  ASSETS
Current assets:
 Cash and cash equivalents                       $24,751      $32,400
 Restricted cash                                   1,002        1,002
 Accounts receivable, net                         60,374       59,876
 Inventory, net                                   82,174       74,146
 Other current assets                             33,149       34,014
                                              ----------- ------------
     Total current assets                        201,450      201,438
Property, plant and equipment, net               149,096      155,341
Goodwill                                          14,277       14,277
Other assets                                       7,877        7,977
                                              ----------- ------------
Total assets                                    $372,700     $379,033
                                              =========== ============
     LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable                                $71,824      $76,291
 Accrued liabilities                              23,957       19,430
 Current portion of long-term debt                    --        5,000
                                              ----------- ------------
     Total current liabilities                    95,781      100,721
Long-term debt                                    55,000       55,000
Other liabilities                                 13,130       13,426
                                              ----------- ------------
     Total liabilities                           163,911      169,147
Stockholders' equity:
 Preferred stock, par value $0.01 per share,
  975,150 shares authorized; no shares issued         --           --
 Series A preferred stock, par value $0.01 per
  share, 24,850 shares authorized; no shares
  issued                                              --           --
 Common stock, non-voting, par value $0.01 per
  share, 10,000,000 shares authorized; no
  shares issued                                       --           --
 Common stock, par value $0.01 per share,
  30,000,000 shares authorized;
   18,901,875 shares issued and 18,898,116
    outstanding in 2007 and
   18,342,243 shares issued and 18,338,484
    outstanding in 2006 and                          189          183
 Additional paid-in capital                      143,956      143,537
 Retained earnings                                69,003       69,816
 Accumulated other comprehensive loss             (4,343)      (3,634)
 Treasury stock, 3,759 shares                        (16)         (16)
                                              ----------- ------------
     Total stockholders' equity                  208,789      209,886
                                              ----------- ------------
     Total liabilities and stockholders'
      equity                                    $372,700     $379,033
                                              =========== ============

Note: The balance sheet at December 31, 2006 has been derived from the audited consolidated financial statements at that date but does not include all information and footnotes required by accounting principles generally accepted in the United States for a complete set of financial statements.




                        Sypris Solutions, Inc.
                  Consolidated Cash Flow Statements
                            (in thousands)


                                                  Three Months Ended
                                                ----------------------

                                                  April 1,   March 31,
                                                   2007        2006
                                                ------------ ---------
                                                 (Unaudited)
Cash flows from operating activities:
 Net (loss) income                                    $(245)     $857
 Adjustments to reconcile net (loss) income to
  net cash (used in) provided by operating
  activities:
     Depreciation and amortization                    7,134     6,819
     Other noncash items                               (149)      (38)
     Changes in operating assets and
      liabilities:
         Accounts receivable                           (534)   (3,167)
         Inventory                                   (3,900)      938
         Other current assets                        (3,384)     (236)
          Accounts payable                           (4,432)   (4,145)
          Accrued liabilities                         4,685     6,131
                                                ------------ ---------
           Net cash (used in) provided by
            operating activities                       (825)    7,159
Cash flows from investing activities:
 Capital expenditures                                  (697)   (3,862)
 Proceeds from sale of assets                            22        10
 Changes in nonoperating assets and
  liabilities                                          (598)     (650)
                                                ------------ ---------
           Net cash used in investing
            activities                               (1,273)   (4,502)
Cash flows from financing activities:
 Net change in debt under revolving credit
  agreements                                         (5,000)       --
 Cash dividends paid                                   (551)     (545)
 Proceeds from issuance of common stock                  --       140
                                                ------------ ---------
           Net cash used in financing
            activities                               (5,551)     (405)
                                                ------------ ---------
Net (decrease) increase in cash and cash
 equivalents                                         (7,649)    2,252
Cash and cash equivalents at beginning of
 period                                              32,400    12,060
                                                ------------ ---------
Cash and cash equivalents at end of period          $24,751   $14,312
                                                ============ =========



    CONTACT: Sypris Solutions, Inc.
             T. Scott Hatton, 502-329-2000
             Chief Financial Officer